UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2013 (December 12, 2013)

USG Corporation

(Exact name of registrant as specified in its charter)
Delaware	1-8864	36-3329400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
550 West Adams Street, Chicago, Illinois		60661-3676
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code		(312) 436-4000

(former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD
Item 7.01       Regulation FD Disclosure.
On November 15, 2013, USG Corporation (the “Corporation” or “USG”) announced it had issued a notice of redemption to redeem on December 16, 2013 $325 million in aggregate principal amount of the Corporation’s outstanding $400 million in aggregate principal amount of 10% contingent convertible senior notes due 2018 (the “Notes”). The Notes called for redemption could either be (1) redeemed at a stated redemption price or (2) converted into shares of USG common stock.
The holders of all $325 million in Notes called for redemption have elected to convert their Notes into shares of USG’s common stock. Accordingly, as of December 12, 2013, the Corporation has issued an additional 28,508,768 shares of its common stock in connection with the conversion of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

Date:	December 13, 2013	By:	/s/ Matthew F. Hilzinger
Matthew F. Hilzinger
Executive Vice President and
Chief Financial Officer